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EXHIBIT 8 (l)

                             PARTICIPATION AGREEMENT

                                      Among

                       T. ROWE PRICE EQUITY SERIES, INC.,

                    T. ROWE PRICE INVESTMENT SERVICES, INC.,

                                       and

                       OM FINANCIAL LIFE INSURANCE COMPANY


        THIS AGREEMENT, made and entered into as of this 2nd day of January, 2007 (the "Agreement") by and among OM Financial Life Insurance Company (hereinafter, the "Company"), a Maryland insurance company, on its own behalf and on behalf of each segregated asset account of the Company set forth on Schedule A hereto as may be amended from time to time (each account hereinafter referred to as the "Account"), and the undersigned funds, each, a corporation organized under the laws of Maryland (each hereinafter referred to as the "Fund"), and T. Rowe Price Investment Services, Inc. (hereinafter the "Underwriter"), a Maryland corporation.

        WHEREAS, the Fund engages in business as an open-end management investment company and is or will be available to act as the investment vehicle for separate accounts established for variable life insurance and variable annuity contracts (the "Variable Insurance Products") to be offered by insurance companies which have entered into participation agreements with the Fund and Underwriter (hereinafter "Participating Insurance Companies"); and

        WHEREAS, the beneficial interest in the Fund is divided into several series of shares, each designated a "Portfolio" and representing the interest in a particular managed portfolio of securities and other assets; and

        WHEREAS, the Fund has obtained an order from the Securities and Exchange Commission ("SEC") granting Participating Insurance Companies and variable annuity and variable life insurance separate accounts exemptions from the provisions of sections 9(a), l3(a), 15(a), and 15(b) of the Investment Company Act of 1940, as amended, (hereinafter the "1940 Act") and Rules 6e-2(b )(15) and 6e-3(T) (b )(15) thereunder, to the extent necessary to permit shares of the Fund to be sold to and held by variable annuity and variable life insurance separate accounts of both affiliated and unaffiliated life insurance companies (hereinafter the "Shared Funding Exemptive Order"); and

        WHEREAS, the Fund is registered as an open-end management investment company under the 1940 Act and shares of the Portfolios are registered under the Securities Act of 1933, as amended (hereinafter the "1933 Act"); and

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        WHEREAS, certain of such Funds have issued multiple classes of shares for the purpose of paying the Company for its distribution expenses pursuant to the a plan under Rule 12b-l under the 1940 Act; and

        WHEREAS, T. Rowe Price Associates, Inc. and T. Rowe Price International, Inc. (each hereinafter referred to as the "Adviser") are each duly registered as an investment adviser under the Investment Advisers Act of 1940, as amended, and any applicable state securities laws; and

        WHEREAS, the Company has registered or will register certain variable life insurance or variable annuity contracts supported wholly or partially by the Account (the "Contracts") under the 1933 Act, and said Contracts are listed in Schedule A hereto, as it may be amended from time to time by mutual written agreement of the parties hereto; and

        WHEREAS, the Account is duly established and maintained as a segregated asset account, established by resolution of the Board of Directors of the Company to set aside and invest assets attributable to the aforesaid Contracts; and

        WHEREAS, the Company has registered or will register the Account as a unit investment trust under the 1940 Act; and

        WHEREAS, the Underwriter is registered as a broker dealer with the SEC under the Securities Exchange Act of 1934, as amended (hereinafter the "1934 Act"), and is a member in good standing of the National Association of Securities Dealers, Inc. (hereinafter "NASD"); and

        WHEREAS, to the extent permitted by applicable insurance laws and regulations, the Company intends to purchase shares in the Portfolios listed in Schedule A hereto, as it may be amended from time to time by mutual written agreement of the parties hereto (the "Designated Portfolios") on behalf of the Account to fund the aforesaid Contracts, and the Underwriter is authorized to sell such shares to unit investment trusts such as the Account at net asset value;

        NOW, THEREFORE, in consideration of their mutual promises, the Company, the Fund and the Underwriter agree as follows:

 ARTICLE I. SALE OF FUND SHARES

        1.1 The Fund, through the Underwriter, agrees to sell to the Company those shares of the Designated Portfolios which the Account orders, executing such orders on a daily basis at the net asset value (and with no sales charge) next computed after receipt by the Fund or its designee of the order for the shares of the Designated Portfolios.

        1.2 The Fund agrees to make shares of the Designated Portfolios available continuously for purchase at the applicable net asset value per share by the Company and the Account on those days on which the Fund calculates its net asset value pursuant to rules of the SEC, and the Fund shall use its best efforts to calculate such net asset value on each day which the New York Stock Exchange is open for regular trading. Notwithstanding the foregoing, the Board of Directors of the Fund (hereinafter the "Board") may refuse to sell shares of any Designated Portfolio to any person, or suspend or terminate the offering

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of shares of any Designated Portfolio if such action is required by law or by regulatory authorities having jurisdiction, or is, in the sole discretion of the Board acting in good faith and in light of their fiduciary duties under federal and any applicable state laws, necessary in the best interests of the shareholders of such Designated Portfolio.

        1.3 The Fund and the Underwriter agree that shares of the Fund will be sold only to Participating Insurance Companies and their separate accounts. No shares of any Designated Portfolios will be sold to the general public. The Fund and the Underwriter will not sell Fund shares to any insurance company or separate account unless an agreement containing provisions substantially the same as Articles I, III, V, VI, and VII of this Agreement are in effect to govern such sales.

        1.4 The Fund agrees to redeem, on the Company's request, any full or fractional shares of the Designated Portfolios held by the Company, executing such requests on a daily basis at the net asset value next computed after receipt by the Fund or its designee of the request for redemption, except that the Fund reserves the right to suspend the right of redemption, as permitted by applicable law, or postpone the date of payment or satisfaction of redemption proceeds, but in no event may any such delay by the Fund in paying redemption proceeds cause Company or any Account to fail to meet its obligations under
Section 22(e) of the 1940 Act.

        1.5 For purposes of Sections 1.1 and 1.4, the Company shall be the designee of the Fund for receipt of purchase and redemption orders from the Account, and receipt by such designee shall constitute receipt by the Fund; provided that the Company or its designee receives the order by 4:00 p.m. Baltimore time and the Fund receives notice of such order by 10:30 a.m. Baltimore time on the next following Business Day (or such later time as permitted by Section 1.10 hereof). "Business Day" shall mean any day on which the New York Stock Exchange is open for trading and on which the Fund calculates its net asset value pursuant to the rules of the SEC.

        1.6 The Company agrees to purchase and redeem the shares of each Designated Portfolio offered by the then current prospectus of the Fund and in accordance with the provisions of such prospectus to the extent not inconsistent with the terms and conditions of this Agreement.

        1.7 The Company will place separate orders to purchase or redeem shares of each Designated Portfolio. Each order shall describe the net amount of shares and dollar amount of each Designated Portfolio to be purchased or redeemed. In the event of net purchases, the Company shall pay for net purchase orders of Fund shares by wiring federal funds to Fund or its designated custodial account (by 3:00 pm EST) on the next Business Day after receipt of an order to purchase Fund shares is made in accordance with the provisions of Section 1.5 hereof (or such later time as permitted by Section 1.10 hereof). If payment in Federal Funds for any purchase is not received or is received by the Fund after 3 :00 p.m. Baltimore time on such Business Day (or such later time as permitted by Section 1.10 hereof), the Company shall promptly, upon the Fund's request, reimburse the Fund for any reasonable charges, costs, fees, interest or other expenses incurred by the Fund in connection with any advances to, or borrowings or overdrafts by, the Fund, or any similar expenses incurred by the Fund, as a result of portfolio transactions effected by the Fund based upon such purchase request. For purposes of Section 2.8 and 2.9 hereof, upon receipt by the Fund of the federal funds so wired,. such funds shall cease to be the responsibility of the Company and shall

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become the responsibility of the Fund. In the event of net redemptions, the Fund shall pay the net redemption proceeds by wiring federal funds to the Company or its designated custodial account (by 3:00 pm EST) on the next Business Day after an order to redeem a Designated Portfolio's shares is made in accordance with the provision of Section 1.5 hereof. Upon receipt by the Company of the payment, such funds shall cease to be the responsibility of the Fund and shall become the responsibility of the Company.

        1.8 Issuance and transfer of the Fund's shares will be by book entry only. Stock certificates will not be issued to the Company or any Account. Shares ordered from the Fund will be recorded in an appropriate title for each Account or the appropriate subaccount of each Account.

        1.9 The Fund shall furnish same day notice (by wire or telephone, followed by written confirmation) to the Company of any income, dividends or capital gain distributions payable on the Designated Portfolios' shares. The Company hereby elects to receive all such income, dividends, and capital gain distributions as are payable on Designated Portfolio shares in additional shares of that Portfolio at the ex-dividend date net asset values. The Company reserves the right to revoke this election and to receive all such income dividends and capital gain distributions in cash. The Fund shall notify the Company of the number of shares so issued as payment of such income, dividends and distributions.

        1.10 The Fund shall make the net asset value per share for each Designated Portfolio available to the Company via electronic means on each Business Day as soon as reasonably practical after the net asset value per share is calculated (normally by 6:30 p.m. Baltimore time) and shall use its best efforts to make such net asset value per share available by 7:00 p.m. Baltimore time each Business Day. If the net asset value is materially incorrect, the Fund shall make an adjustment to the number of shares purchased or redeemed for the Accounts to reflect the correct net asset value in accordance with Fund procedures consistent with SEC guidelines. Any corrections to underlying Contract owner accounts shall be made pursuant to Schedule B. Underwriter shall reimburse the Company for any expenses incurred related to correction of the net asset value (including correcting Contract owner accounts) in accordance with Schedule B. Any material error in the net asset value shall be reported to the Company promptly upon discovery. Any administrative or other costs or losses incurred for correcting underlying Contract owner accounts shall be at Company's expense.

        1.11 The Parties hereto acknowledge that the arrangement contemplated by this Agreement is not exclusive; the Fund's shares may be sold to other insurance companies (subject to Section 1.3 and Article VI hereof) and the cash value of the Contracts may be invested in other investment companies.

 ARTICLE II. REPRESENTATIONS AND WARRANTIES

        2.1 The Company represents and warrants that the Contracts are or will be registered under the 1933 Act or are exempt from registration thereunder; that the Contracts will be issued and sold and distributed in compliance in all material respects with all applicable federal and state laws, and that the sale of the Contracts shall comply in all material respects with state insurance suitability requirements. The Company further represents and warrants that it is an insurance company duly organized and in good standing under applicable law and that it has legally and validly established the Account prior to any

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issuance or sale thereof as a segregated asset account under the Maryland insurance laws and has registered or, prior to any issuance or sale of the Contracts, will register the Account as a unit investment trust in accordance with the provisions of the 1940 Act to serve as a segregated investment account for the Contracts or are exempt from registration thereunder.

        2.2 The Fund represents and warrants that Fund shares sold pursuant to this Agreement shall be registered under the 1933 Act, duly authorized for issuance and sold in compliance with the laws of the state of Maryland and all applicable federal and state securities laws and that the Fund is and shall remain registered as an open-end management investment company under the 1940 Act for as long as such shares of the Designated Portfolio(s) are sold. The Fund shall amend the Registration Statement for its shares under the 1933 Act and the 1940 Act from time to time as required in order to effect the continuous offering of its shares. The Fund shall register and qualify the shares of the Designated Portfolios for sale in accordance with the laws of the various states only if and to the extent deemed advisable by the Fund or the Underwriter.

        2.3 The T. Rowe Price Equity Series, Inc. (the "Equity Fund") currently is authorized to issue a class of shares with respect to which the Equity Fund has adopted a plan for purposes of paying for distribution services under Rule 12b-l of the 1940 Act. To the extent that another Fund decides to finance distribution expenses pursuant to Rule 12b-l, the Fund will undertake to have the Board, a majority of whom are not interested persons of the Fund, formulate and approve any plan pursuant to Rule 12b-l under the 1940 Act to finance distribution expenses.

        2.4 The Fund makes no representations as to whether any aspect of its operations, including but not limited to, investment policies, fees and expenses, complies with the insurance and other applicable laws of the various states, except that the Fund represents that the Fund's investment policies, fees and expenses are and shall at all times remain in compliance with the laws of the state of Maryland to the extent required to perform this Agreement. The Fund will use its best efforts to comply with the laws of its state of domicile, and, to the extent specifically requested in writing by the Company, any other applicable state insurance laws or regulations, but only to the extent such laws and regulations apply to the investment objectives, policies and restrictions of the Designated Portfolios.

        2.5 The Fund represents and warrants that it is lawfully organized and validly existing under the laws of the State of Maryland and that it does and will comply in all material respects with the 1940 Act and any applicable regulations thereunder.

        2.6 The Underwriter represents and warrants that it is lawfully organized and validly existing under the laws of its state of organization, is a member in good standing of the NASD and is registered as a broker-dealer with the SEC and will remain duly registered under all applicable federal and state securities laws. The Underwriter further represents and warrants that it serves as principal underwriter/distributor of the Fund and that it will perform its obligations for the Fund in accordance with the laws of the State of Maryland and any applicable state and federal securities laws.

        2.7 The Underwriter represents and warrants that the Adviser is lawfully organized and validly existing under the laws of its state of organization, it is duly registered as an investment adviser under the Investment

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Advisers Act of 1940, as amended, and shall remain duly registered under all applicable federal and state securities laws and that the Adviser shall perform its obligations for the Fund in compliance in all material respects with the laws of the State of Maryland and any applicable state and federal securities laws.

        2.8 The Fund and the Underwriter represent and warrant that all of their directors, officers, employees, investment advisers, and other individuals or entities having access to the money and/or securities of the Fund are and shall continue to be at all times covered by a blanket fidelity bond or similar coverage for the benefit of the Fund in an amount not less than the minimum coverage as required currently by Rule 17 g-l of the 1940 Act or related provisions as may be promulgated from time to time. The aforesaid bond shall include coverage for larceny and embezzlement and shall be issued by a reputable bonding company.

        2.9 The Company represents and warrants that all of its directors, officers, employees, and other individuals/entities employed or controlled by the Company dealing with the money and/or securities of the Fund are covered by a blanket fidelity bond or similar coverage in an amount not less than $5 million. The aforesaid bond includes coverage for larceny and embezzlement and is issued by a reputable bonding company. The Company agrees that any amounts received under such bond in connection with claims that arise from the arrangements described in this Agreement will be held by the Company for the benefit of the Fund. The Company agrees to make all reasonable efforts to see that this bond or another bond containing these provisions is always in effect, and agrees to notify the Fund and the Underwriter in the event that such coverage no longer applies. The Company agrees to exercise its best efforts to ensure that other individuals/entities not employed or controlled by the Company and dealing with the money and/or securities of the Fund maintain a similar bond or coverage in a reasonable amount.

        2.10 The Fund represents and warrants that the Fund is and shall maintain compliance with Rule 38a-1 under the 1940 Act.

ARTICLE Ill. PROSPECTUSES. STATEMENTS OF ADDITIONAL INFORMATION. AND
             PROXY STATEMENTS~ VOTING

        3.1 At least annually (or in the case of a prospectus supplement, when that supplement is issued), the Fund, through the Underwriter, shall provide the Company with as many copies of the Fund's current prospectus (describing only the Designated Portfolios listed on Schedule A) and any supplements thereto as the Company may reasonably request, at the Fund's expense, to distribute to existing Contract owners (including at the time of Contract fulfillment and confirmation). The Fund will provide the copies of said prospectus to the Company or to its mailing agent. The Company will distribute the prospectus to existing Contract owners. The Fund shall provide the Company, at the Company's expense, with as many copies of the current Fund prospectus (describing only the Designated Portfolios) and any supplement thereto, as the Company may reasonably request for distribution to prospective purchasers of Contracts. If requested by the Company in lieu thereof, the Fund shall provide such documentation (including a final copy of the new prospectus as set in type or on a diskette, at the Fund's expense) and other assistance as is reasonably necessary in order for the Company once each year (or more frequently if the prospectus for the Fund is amended) to have the prospectus for the Contracts and the Fund's prospectus printed together in one document, in which case the

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Fund agrees to pay its proportionate share of reasonable expenses directly related to the required disclosure of information concerning the Fund; provided, such costs do not exceed the costs for such Fund to print its own prospectus. The Fund will, upon request, provide the Company with a copy of the Fund's prospectus through electronic means to facilitate the Company's efforts to provide Fund prospectuses via electronic delivery.

        3.2 The Fund's prospectus shall state that the current Statement of Additional Information ("SAI") for the Fund is available from the Company (or, in the Fund's discretion, from the Fund), and the Underwriter (or the Fund), at its expense, shall print, or otherwise reproduce, and provide sufficient copies of such SAI and any supplements thereto free of charge to the Company for itself, and for any owner of a Contract who requests such SAI. The Fund will provide the Company, at the Fund's expense, with as many copies of the SAI and any supplements thereto as the Company may reasonably request for distribution, at the Company's expense, to prospective Contract owners and applicants. The Company shall send an SAI to any such Contract owner promptly upon receipt of a request.

        3.3 The Fund, at its expense, shall provide the Company with copies of its proxy material, reports to shareholders/Contract owners, and other communications to shareholders/Contract owners in such quantity as the Company shall reasonably require for distributing to Contract owners in the Fund. The Company will distribute this proxy material, reports and other communications to existing Contract owners. The Underwriter (at the Company's expense) shall provide the Company with copies of the Fund's annual and semi-annual reports in such quantity as the Company shall reasonably request for use in connection with offering the Variable Contracts issued by the Company. If requested by the Company in lieu thereof, the Underwriter shall provide such documentation (which may include a final copy of the Fund's annual and semi-annual reports as set in type or on diskette) and other assistance as is reasonably necessary in order for the Company (at the Company's expense) to print such shareholder communications for distribution to Contract owners, in which case the Fund agrees to pay its proportionate share of reasonable expenses directly related to the required disclosure of information concerning the Fund; provided, such costs do not exceed' the costs for such Fund to print its own shareholder communications. The Company shall send a copy of the Fund's annual or semi-annual report promptly upon request by a Contract owner.

        3.4 The Company shall:

               (i)    solicit voting instructions from Contract owners;

               (ii) vote the Fund shares held in the Account in accordance with instructions received from Contract owners; and

               (iii) vote Fund shares held in the Account for which no timely instructions have been received in the same proportion as Fund shares of such Designated Portfolio for which instructions have been received from Contract owners, so long as and to the extent that the SEC continues to interpret the 1940 Act to require pass-through voting privileges for variable contract owners or to the extent otherwise required by law.


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 The Company reserves the right to vote Fund shares held in any segregated asset account in its own right, to the extent permitted by law.

        3.5 Participating Insurance Companies shall be responsible for assuring that each of their separate accounts participating in a Designated Portfolio calculates voting privileges as required by the Shared Funding Exemptive Order and consistent with any reasonable standards that the Fund may adopt.

        3.6 The Fund will comply with all provisions of the 1940 Act requiring voting by shareholders, and in particular the Fund will either provide for annual meetings or comply with Section 16(c) of the 1940 Act (although the Fund is not one of the trusts described in Section 16(c) of that Act) as well as with Sections 16(a) and, if and when applicable, 16(b). Further, the Fund will act in accordance with the SEC's interpretation of the requirements of Section 16(a) with respect to periodic elections of directors or trustees and with whatever rules the SEC may promulgate with respect thereto.

 ARTICLE IV. SALES MATERIAL AND INFORMATION

        4.1 The Company shall furnish, or shall cause to be furnished, to the Fund or its designee, each piece of sales literature or other promotional material that the Company develops or uses and in which the Fund (or a Portfolio thereof) or the Adviser or the Underwriter is named, at least ten calendar days prior to its use. No such material shall be used if the Fund or its designee reasonably objects to such use within ten calendar days after receipt of such material.

        4.2 The Company shall not give any information or make any representations or statements on behalf of the Fund or concerning the Fund in connection with the sale of the Contracts other than the information or representations contained in the registration statement or prospectus or SAI for the Fund shares, as such registration statement and prospectus or SAI may be amended or supplemented from time to time, or in reports or proxy statements for the Fund, or in the published reports for the Fund which are in the public domain or approved by the Fund or the Adviser or their designees for distribution, or in sales literature or other promotional material approved by the Fund or its designee or by the Underwriter, except with the permission of the Fund or the Underwriter or the designee of either.

        4.3 The Fund, Underwriter, or its designee shall furnish, or shall cause to be furnished, to the Company, each piece of sales literature or other promotional material in which the Company, and/or its Account, is named at least ten calendar days prior to its use. No such material shall be used if the Company or its designee reasonably objects to such use within ten calendar days after receipt of such material. The Company reserves the right to reasonably object to the continued use of such material and no such material shall be used if the Company so objects.

        4.4. The Fund and the Underwriter shall not give any information or make any representations on behalf of the Company or concerning the Company, the Account, or the Contracts other than the information or representations contained in a registration statement, prospectus, or SAI for the Contracts, as such registration statement, prospectus or SAI may be amended or supplemented from time to time, or in published reports for the Account which are in the public domain or approved by the Company for distribution to Contract owners, or in sales literature or other promotional material provided by the Company or its designee, except with the written permission of the Company.

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        4.5 The Fund will provide to the Company at least one complete copy of all registration statements, prospectuses, SAIs, reports, proxy statements, sales literature and other promotional materials, applications for exemptions, requests for no-action letters, and all amendments to any of the above, that relate to the Fund or its shares, within a reasonable time after the filing of such document(s) with the SEC or other regulatory authorities.

        4.6 The Company will provide to the Fund at least one complete copy of all definitive prospectuses, definitive SAIs, reports, solicitations for voting instructions, sales literature and other promotional materials, applications for exemptions, requests for no-action letters, and all amendments to any of the above, that relate to the Contracts or the Account, within a reasonable time after the filing of such document( s) with the SEC or other regulatory authorities (except that with respect to post-effective amendments to such prospectuses and SAIs and sales literature and promotional material, only those prospectuses and SAIs and sales literature and promotional material that relate to or refer to the Fund will be provided).

        4.7 For purposes of this Article IV, the phrase "sales literature and other promotional materials" includes, but is not limited to: advertisements (such as material published, or designed for use in, a newspaper, magazine, or other periodical, radio, television, telephone or tape recording, videotape display, signs or billboards, motion pictures, or other public media), sales literature (I.E., any written communication distributed or made generally available to customers or the public, including brochures, circulars, reports, market letters, form letters, seminar texts, reprints or excerpts of any other advertisement, sales literature, or published article), educational or training materials or other communications distributed or made generally available to some or all agents or employees, and registration statements, prospectuses, SAIs, shareholder reports, proxy materials, and any other material constituting sales literature or advertising under the NASD rules, the 1933 Act or the 1940 Act.

        4.8 The Fund and Underwriter will provide the Company with as much notice as is reasonably practicable of any proxy solicitation for any Designated Portfolio, and of any material change in the Fund's registration statement (other than changes that take place at the time of the annual prospectus update), particularly any change resulting in a change to the registration statement or prospectus or statement of additional information for any Account, to the extent such notice is permissible under the law and the Fund's selective disclosure policies. The Fund and Adviser will cooperate with the Company so as to enable the Company to solicit proxies from Contract owners or to make changes to its prospectus, statement of additional information or registration statement, in an orderly manner. Company will be seeking to combine mailings to Contract owners to reduce costs to the extent practicable.

 ARTICLE V. FEES AND EXPENSES

        5.1 The Underwriter shall pay a fee to the Company or to the underwriter for the Contracts pursuant to Rule 12b-l to finance personal services expenses as set forth in the Letter Agreement entered into between OM Financial Life Insurance Company and T. Rowe Price Investment Services, Inc. dated December 27, 2006.

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        5.2 All expenses incident to performance by the Fund under this
Agreement shall be paid by the Fund, except as otherwise provided herein. The Fund shall see to it that all its shares are registered and authorized for issuance in accordance with applicable federal law and, if and to the extent deemed advisable by the Fund, in accordance with applicable state laws prior to their sale. The Fund shall bear the expenses for the cost of registration and qualification of the Fund's shares, preparation and filing of the Fund's prospectus and registration statement, proxy materials and reports, setting the prospectus in type, setting in type and printing the proxy materials and reports to shareholders (including the costs of printing a prospectus that constitutes an annual report), the preparation of all statements and notices required by any federal or state law, and all taxes on the issuance or transfer of the Fund's shares.

        5.3 The parties shall bear the expenses of printing the Fund's prospectus, SAI and other documents and of distributing the Fund's prospectus, SAI, proxy materials, and reports to Contract owners and prospective Contract owners as described in Section 3.1 through 3.3.

 ARTICLE VI. DIVERSIFICATION AND QUALIFICATION

        6.1 The Fund represents and warrants that for each quarter each Designated Portfolio does and will invest the assets of each Designated Portfolio in such a manner as to ensure that the Contracts will be treated as variable contracts under the Internal Revenue Code of 1986, as amended (the "Code") and the regulations issued thereunder (or any successor provisions). Without limiting the scope of the foregoing, the Fund represents and warrants that each Designated Portfolio of the Fund will comply with the diversification requirements of Section 817(h) of the Code and any regulations thereunder applicable to variable contracts as defined in Section 817 (d) of the Code , and any amendments or other modifications or successor provisions to such Sections or Regulations (and any revenue rulings, revenue procedures, notices, and other published announcements of the Internal Revenue Service interpreting those Sections or regulations), as if those requirements applied directly to each such Portfolio. The Fund will notify the Company immediately upon having a reasonable basis for believing that the Fund or a Designated Portfolio thereunder has ceased to comply with the diversification requirements or that the Fund or Designated Portfolio might not comply with the diversification requirements in the future. In the event of a breach of this Article VI by the Fund, it will take all reasonable steps to adequately diversify the Designated Portfolios so as to achieve compliance within the grace period afforded by Regulation 1.817-5. The Fund agrees to provide the Company with a certificate or statement indicating compliance by each Designated Portfolio of the Fund with Section 817(h) of the Code, such certificate or statement to be sent to the Company no later than thirty (30) days following the end of each calendar quarter.

        6.2 The Fund represents and warrants that each Designated Portfolio is currently qualified as a Regulated Investment Company under Subchapter M of the Code, and that they will maintain such qualification (under Subchapter M or any successor or similar provisions) and that no other Participating Insurance Company will purchase shares in any Designated Portfolio for any purpose or under any circumstances that would preclude the Company from "looking through" to the investments of each Designated Portfolio in which it invests, pursuant to the "look through" rules found in Treasury Regulation 1.817-5.


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The Fund will notify the Company immediately upon having a reasonable basis for believing that any Designated Portfolio has ceased to so qualify or that any might not so qualify in the future.

        6.3 The Company represents that the Contracts are currently, and at the time of issuance shall be, treated as life insurance, endowment contracts, or annuity insurance contracts, under applicable provisions of the Code, and that it will make every effort to maintain such treatment, and that it will notify the Fund and the Underwriter immediately upon having a reasonable basis for believing the Contracts have ceased to be so treated or that they might not be so treated in the future; provided, however, that the Company makes no representation or undertaking regarding any Contract to the extent such representation or undertaking is dependent on compliance by any investment vehicle in which the Company or an Account may invest with the requirements of Subchapter M or Section 8l7(h) of the Code, the regulations thereunder, or any successor provision. The Company agrees that any prospectus offering a contract that is a "modified endowment contract" as that term is defined in Section 7702A of the Code (or any successor or similar provision), shall identify such contract as a modified endowment contract.

 ARTICLE VII. POTENTIAL CONFLICTS.

        7.1 The Fund agrees that the Board will monitor each Designated Portfolio for the existence of any irreconcilable material conflict between the interests of the contract owners of all separate accounts investing in the Fund. An irreconcilable material conflict may arise for a variety of reasons, including: (a) an action by any state insurance regulatory authority; (b) a change in applicable federal or state insurance, tax, or securities laws or regulations, or a public ruling, private letter ruling, no-action or interpretative letter, or any similar action by insurance, tax, or securities regulatory authorities; (c) an administrative or judicial decision in any relevant proceeding; (d) the manner in which the investments of any Portfolio are being managed; (e) a difference in voting instructions given by variable annuity contract and variable life insurance contract owners; or (f) a decision by an insurer to disregard the voting instructions of contract owners. The Board shall promptly inform the Company if it determines that an irreconcilable material conflict exists and the implications thereof.

        7.2. The Company will report any potential or existing conflicts of which it is aware to the Board. The Company will assist the Board in carrying out its responsibilities under the Shared Funding Exemptive Order, by providing the Board with all information reasonably necessary for the Board to consider any issues raised. This includes, but is not limited to, an obligation by the Company to inform the Board whenever Contract owner voting instructions are disregarded. The Fund Board will record in its minutes, or other appropriate records, all reports received by it and all action with regard to a conflict.

        7.3 If it is determined by a majority of the Board, or a majority of its disinterested members, that a material irreconcilable conflict exists, the Company and other Participating Insurance Companies shall, at their expense and to the extent reasonably practicable (as determined by a majority of the disinterested Board members), take whatever steps are necessary to remedy or eliminate the irreconcilable material conflict, up to and including: (1), withdrawing the assets allocable to some or all of the separate accounts from the Fund or any Portfolio and reinvesting such assets in a different investment medium, including (but not limited to) another Portfolio of the Fund, or submitting the question whether such segregation should be submitted to a vote of all affected contract owners and, as appropriate, segregating the assets of any appropriate group (I.E., annuity contract owners, life insurance contract owners, or variable contract owners of one or more Participating Insurance Companies) that votes in favor of such segregation, or offering to the affected contract owners the option of making such a change; and (2), establishing a new registered management investment company or managed separate account.

        7.4 If a material irreconcilable conflict arises because of a decision by the Company to disregard contract owner voting instructions and that decision represents a minority position or would preclude a majority vote, the Company may be required, at the Fund's election, to withdraw the affected sub-account of the Account's investment in the Fund and terminate this Agreement with respect to such sub-account provided, however, that such withdrawal and termination shall be limited to the extent required by the foregoing material irreconcilable conflict as determined by a majority of the disinterested members of the Board. Any such withdrawal and termination must take place within six (6) months after the Fund gives written notice that this provision is being implemented or such period as may be required to obtain any necessary exemptive relief from the Commission with regard to the substitution of underlying funds, and until the end of that period the Fund and the Underwriter shall continue to accept and implement orders by the Company for the purchase (and redemption) of shares of the Fund.

        7.5 If a material irreconcilable conflict arises because a particular state insurance regulator's decision applicable to the Company conflicts with the majority of other state regulators, then the Company will withdraw the affected sub-account's investment in the Fund and terminate this Agreement with respect to such sub-account; provided, however, that such withdrawal and termination shall be limited to the extent required by the foregoing material irreconcilable conflict as determined by a majority of the disinterested members of the Board. Any such withdrawal and termination must take place within six (6) months after the Fund gives written notice to the Company that this provision is being implemented or such period as may be required to obtain any necessary exemptive relief from the Commission with regard to the substitution of underlying funds. Until the end of the foregoing period, the Fund and the Underwriter shall continue to accept and implement orders by the company for the purchase (and redemption) of shares of the Fund.

        7.6 For purposes of Section 7.3 through 7.6 of this Agreement, a majority of the disinterested members of the Board shall determine whether any proposed action adequately remedies any irreconcilable material conflict, but in no event will the Fund be required to establish a new funding medium for the Contracts. The Company shall not be required by Section 7.3 to establish a new funding medium for the Contract if an offer to do so has been declined by vote of a majority of Contract owners affected by the irreconcilable material conflict.

        7.7 If and to the extent Rule 6e-2 and Rule 6e-3(T) are amended, or Rule 6e-3 is adopted, to 'provide exemptive relief from any provision of the 1940 Act or the rules promulgated thereunder with respect to mixed or shared funding (as defined in the Shared Funding Exemptive Order) on terms and conditions materially different from those contained in the Shared Funding Exemptive Order, then (a) the Fund and/or the Participating Insurance Companies, as appropriate, shall take such steps as may be necessary to comply with Rules 6e-2 and 6e-3(T), as amended, and Rule 6e-3, as adopted, to the extent such rules are applicable;

and (b) Sections 3.4, 3.5, 3.6, 7.1., 7.2, 7.3, 7.4, and 7.5 of this Agreement shall continue in effect only to the extent that terms and conditions substantially identical to such Sections are contained in such Rule(s) as so amended or adopted.

 ARTICLE VIII. INDEMNIFICATION

        8.1 INDEMNIFICATION BY THE COMPANV

        8.1(a). The Company agrees to indemnify and hold harmless the Fund and the Underwriter and each of their officers, directors, employees and agents and each person, if any, who controls the Fund or the Underwriter within the meaning of Section 15 of the 1933 Act (collectively, the "Indemnified Parties" for purposes of this Section 8.1) against any and all losses, claims, expenses, damages, liabilities (including amounts paid in settlement with the written consent of the Company) or actions in respect thereof (including legal and other expenses), to which the Indemnified Parties may become subject under any statute or regulation, at common law or otherwise, in so far as such losses, claims, damages, liabilities, expenses or actions in respect thereof, or settlements are related to the sale, holding or acquisition of the Fund's shares or the Contracts and:

                (i) arise out of or are based upon any untrue statements or alleged untrue statements of any material fact contained in the Registration Statement, prospectus, or statement of additional information ("SAI") for the Contracts or contained in the Contracts or sales literature or other promotional material for the Contracts (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished to the Company by or on behalf of the Fund or the Underwriter for use in the Registration Statement, prospectus or SAI for the Contracts or in the Contracts or sales literature or other promotional material (or any amendment or supplement) or otherwise for use in connection with the sale of the Contracts or Fund shares; or

                (ii) arise out of or as a result of statements or representations by or on behalf of the Company (other than statements or representations contained in the Registration Statement, prospectus, SAI, or sales literature or other promotional material of the Fund, or any amendments or supplements to the foregoing, not supplied by the Company or persons under its control) or wrongful conduct of the Company or persons under its control, with respect to the sale or distribution of the Contracts or Fund Shares; or

                (iii) arise out of any untrue statement or alleged untrue statement of a material fact contained in a Registration Statement, prospectus, SAI, or sales literature or other promotional material of the Fund or any amendment thereof or supplement thereto or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading if such a statement or omission was made in reliance upon and in conformity with information furnished to the Fund by or on behalf of the Company or its designee; or

                (iv) arise as a result of any material failure by the Company to provide the Services and furnish the materials under the terms of this Agreement (including a failure, whether unintentional or in good faith or otherwise, to comply with the qualification requirements specified in
                        Article VI of this Agreement); or

                (v) arise out of or result from any material breach of any representation and/or warranty made by the Company in this Agreement or arise out of or result from any other material breach of this Agreement by the Company, as limited by and in accordance with the provisions of Sections 8.1 (b) and 8.1
(c) hereof.

        8.1 (b). The Company shall not be liable under this indemnification provision with respect to any losses, claims, expenses, damages, liabilities or actions in respect thereofto which an Indemnified Party would otherwise be subject by reason of such Indemnified Party's willful misfeasance, bad faith, or gross negligence in the performance of such Indemnified Party's duties under this Agreement or by reason of such Indemnified Party's reckless disregard of its obligations or duties under this Agreement.

        8.1( c). The Company shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified the Company in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify the Company of any such claim shall not relieve the Company from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision, except to the extent that the failure to notify results in the failure of actual notice to the Company and the Company is damaged solely as a result of failure to give such notice. In case any such action is brought against an Indemnified Party, the Company shall be entitled to participate, at its own expense, in the defense of such action. The Company also shall be entitled to assume the defense thereof, with counsel satisfactory to the party named in the action and to settle the claim at its own expense; provided, however, that no such settlement shall, without the Indemnified Parties' written consent, include any factual stipulation referring to the Indemnified Parties or their conduct. After notice from the Company to such party of the Company's election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and the Company will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation, unless:

                (i) the Company and the Indemnified Party will have mutually agreed to the retention of such counsel; or

                (ii) the named parties to any such proceeding (including any impleaded parties) include both the Company and the Indemnified Party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. The Company will not be liable for any settlement of any proceeding effected without its written consent but if settled with such consent or ifthere is a final judgment for the plaintiff, the Company agrees to indemnify the Indemnified Party from and against any loss or liability by reason of such settlement or judgment.

        8.1 (d). The Indemnified Parties will promptly notify the Company of the commencement of any litigation or proceedings against them in connection with the issuance, holding or sale of the Fund Shares or the Contracts or the operation of the Fund.

        8.2 INDEMNIFICATION BV THE UNDERWRITER

        8.2(a). The Underwriter agrees to indemnify and hold harmless the Company and each of its directors, officers, employees and agents and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act (collectively, the "Indemnified Parties" for purposes of this Section 8.2) against any and all losses, claims, damages, expenses, liabilities (including amounts paid in settlement with the written consent of the Adviser and Underwriter) or actions in respect thereof (including legal and other expenses) (for purposes of this Section 8.2, collectively as a "Loss") to which the Indemnified Parties may become subject under any statute or regulation, at common law or otherwise, in so far as such Loss is related to the sale, holding or acquisition of the Fund's shares or the Contracts; and

                (i) arises out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement or prospectus or SAI or sales literature or other promotional material of the Fund (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished to the Adviser, Underwriter or Fund by or on behalf of the Company for use in the Registration Statement, prospectus, or SAI for the Fund or in sales literature or other promotional material of the Fund (or any amendment or supplement) or otherwise for use in connection with the sale of the Contracts or Fund shares; or

                (ii) arises out of or as a result of statements or representations (other than statements or representations contained in the Registration Statement, prospectus, SAI or sales literature or other promotional material for the Contracts (or any amendments or supplements to the foregoing) not supplied by the Fund, the Adviser, or the Underwriter or persons under their respective control) or wrongful conduct of the Fund, the Adviser or Underwriter or persons under their control, with respect to the sale or distribution of the Contracts or Fund shares; or

                (iii) arises out of any untrue statement or alleged untrue statement of a material fact contained in a Registration Statement, prospectus, SAI, or sales literature or other promotional material covering the Contracts, or any amendment thereof or supplement thereto, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statement or statements therein not misleading, if such statement or omission was made in reliance upon and in conformity with information furnished to the Company by or on behalf of the Fund, Adviser or Underwriter or persons under their respective control; or

                (iv) arises as a result of any material failure by the Fund, the Adviser, or the Underwriter or persons under their respective control, to provide the services and furnish the materials under the terms of this Agreement (including a failure, whether unintentional or in good faith or otherwise, to comply with the diversification and other qualification requirements specified in
                        Article VI of this Agreement); or

                (v) arises out of or result from any material breach of any representation and/or warranty made by the Fund, the Adviser or the Underwriter in this Agreement or arise out of or result from any other material breach of this Agreement by the Fund or the Underwriter (including a failure, whether unintentional or in good faith or otherwise, to comply with the diversification and other qualification requirements specified in Article VI of this Agreement);

as limited by and in accordance with the provisions of Sections 8.2(b) and 8.2(c) hereof.

For purposes of this Section 8.2, Loss shall include, without limitation, all costs associated with or arising out of any failure of the Fund or any Designated Portfolio to comply with the diversification and other qualification requirements specified in Article VI, including, without limitation, all costs associated with correcting or responding to any such failure.

        8.2(b). The Underwriter shall not be liable under this indemnification provision with respect to any Loss to which an Indemnified Party would otherwise be subject by reason of such Indemnified Party's willful misfeasance, bad faith, or gross negligence in the performance or such Indemnified Party's duties under this Agreement or by reason of such Indemnified Party's reckless disregard of its obligations and duties under this Agreement.

        8.2 (c). The Underwriter shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified the Underwriter in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify the Underwriter of any such claim shall not relieve the Underwriter from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision, except to the extent that the failure to notify results in the failure of actual notice to the Indemnifying Party and such Indemnifying Party is damaged solely as a result of failure to give such notice. In case any such action is brought against the Indemnified Party, the Underwriter will be entitled to participate, at its own expense, in the defense thereof. The Underwriter also shall be entitled to assume the defense thereof, with counsel satisfactory to the party named in the action and to settle the claim at its own expense; provided, however, that no such settlement shall, without the Indemnified Parties' written consent, include any factual stipulation referring to the Indemnified Parties or their conduct. After notice from the Underwriter to such party of the Underwriter's election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and the Underwriter will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation, unless:

                (i) the Indemnifying Party and the Indemnified Party will have mutually agreed to the retention of such counsel; or

                (ii) the named parties to any such proceeding (including any impleaded parties) include both the Indemnifying Party and the Indemnified Party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. The Indemnifying Party will not be liable for any settlement of any proceeding effected without its written consent but if settled with such consent or if there is a final judgment for the plaintiff, the Indemnifying Party agrees to indemnify the Indemnified Party from and against any loss or liability by reason of such settlement or judgment.

        8.2( d). The Company agrees promptly to notify the Adviser and Underwriter of the commencement of any litigation or proceedings against it or any of its officers or directors in connection with the issuance, holding or sale of the Contracts or the operation of the Account.

        8.3    INDEMNIFICATION BY THE FUND

        8.3( a). The Fund agrees to indemnify and hold harmless the Company and each of its directors, officers, employees and agents and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act (collectively, the "Indemnified Parties" for purposes of this Section 8.3) against any and all losses, claims, expenses, damages, liabilities (including amounts paid in settlement with the written consent of the Fund) or actions in respect thereof (including legal and other expenses) (for purposes of this Section 8.3, collectively as a "Loss") to which the Indemnified Parties may be required to pay or may become subject under any statute or regulation, at common law or otherwise, insofar as such Loss is related to the sale, holding or acquisition of the Fund's shares or the Contracts or the operations of the Fund and:

                (i) arises as a result of any material failure by the Fund to provide the services and furnish the materials under the terms of this Agreement; or

                (ii) arises out of or results from any material breach of any representation and/or warranty made by the Fund in this Agreement or arises out of or results from any other material breach of this Agreement by the Fund (including a failure, whether unintentional or in good faith or otherwise, to comply with the diversification and other qualification requirements specified in Article VI of this Agreement).

as limited by and in accordance with the provisions of Sections 8.3(b) and 8.3(c) hereof. For purposes of this Section 8.3, Loss shall include, without limitation, all costs associated with or arising out of any failure of the Fund or any Designated Portfolio to comply with the diversification and other qualification requirements specified in Article VI of this Agreement, including, without limitation, all costs associated with correcting or responding to any such failure.

        8.3(b). The Fund shall not be liable under this indemnification provision with respect to any Loss to which an Indemnified Party would otherwise be subject by reason of such Indemnified Party's willful misfeasance, bad faith, or gross negligence in the performance of such Indemnified Party's duties under this Agreement or by reason of such Indemnified Party's reckless disregard of obligations and duties under this Agreement.

        8.3( c). The Fund shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified the Fund in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such indemnified Party shall have received notice of such service on any designated agent), but failure to notify the Fund of any such claim shall not relieve the Fund from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision, except to the extent that the failure to notify results in the failure of actual notice to the Fund and such Fund is damaged solely as a result of failure to give such notice. In case any such action is brought against the Indemnified Parties, the Fund will be entitled to participate, at its own expense, in the defense thereof. The Fund also shall be entitled to assume the expense thereof, with counsel satisfactory to the party named in the action and to settle the claim at its own expense; provided, however, that no such settlement shall, without the Indemnified Parties' written consent, include any factual stipulation referring to the Indemnified Parties or their conduct. After notice from the Fund to such party of the Fund's election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and the Fund will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation, unless:

                (i) the Fund and the Indemnified Party will have mutually agreed to the retention of such counsel; or

                (ii) the named parties to any such proceeding (including any impleaded parties) include both the Fund and the Indemnified Party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. The Fund will not be liable for any settlement of any proceeding effected without its written consent but if settled with such consent or if there is a final judgment for the plaintiff, the Fund agrees to indemnify the Indemnified Party from and against any loss or liability by reason of such settlement or judgment.

        8.3( d). The Company and the Underwriter agree promptly to notify the Fund of the commencement of any litigation or proceeding against it or any of its respective officers or directors in connection with the Agreement, the issuance, holding or sale of the Contracts, the operation of the Account, or the sale, holding or acquisition of shares of the Fund.

 ARTICLE IX. APPLICABLE LAW

        9.1 This Agreement shall be construed and the provisions hereof interpreted under and in accordance with the laws of the State of Maryland.

        9.2 This Agreement shall be subject to the provisions of the 1933, 1934 and 1940 Acts, and the rules and regulations and rulings thereunder, including such exemptions from those statutes, rules and regulations as the SEC may grant (including, but not limited to, any Shared Funding Exemptive Order) and the terms hereof shall be interpreted and construed in accordance therewith.

ARTICLE X. TERMINATION

        10.1 This Agreement shall continue in full force and effect until the first to occur of:

        (a) termination by any party, for any reason with respect to some or all Designated Portfolios, by six (6) months' advance written notice delivered to the other parties or, if later, upon receipt of any required exemptive relief or orders from the SEC, unless otherwise agreed in a separate written agreement among the parties; or

        (b) termination by the Company by written notice to the Fund and the Underwriter with respect to any Designated Portfolio based upon the Company's determination that shares of the Designated Portfolio are not reasonably available to meet the requirements of the Contracts; provided that such termination shall apply only to the Designated Portfolio not reasonably available; or

        (c) termination by the Company by written notice to the Fund and the Underwriter in the event any of the Designated Portfolio's shares are not registered, issued or sold in accordance with applicable state and/or federal law or such law precludes the use of such shares as the underlying investment media of the Contracts issued or to be issued by the Company; or

        (d) termination by the Fund or Underwriter, upon written notice to the other parties, in the event that formal proceedings are instituted against the Company by the NASD, the SEC, the Insurance Commissioner or like official of any state or any other regulatory body regarding the Company's duties under this Agreement or related to the sale of the Contracts, the operation of any Account, or the purchase of the Fund shares; provided, however, that the Fund or Underwriter determines in its sole judgment exercised in good faith, that any such proceedings will have a material adverse effect upon the ability of the Company to perform its obligations under this Agreement; or

        (e) termination by the Company, upon written notice to the other parties, in the event that formal proceedings are instituted against the Fund, the Adviser, or Underwriter by the NASD, the SEC, or any state securities or insurance department or any other regulatory body; provided, however, that the Company determines in its sole judgment exercised in good faith, that any such proceedings will have a material adverse effect upon the ability of the Fund, the Adviser or Underwriter to perform its obligations under this Agreement; or

        (f) termination by the Company by written notice to the Fund and the Underwriter with respect to any Designated Portfolio in the event that such Designated Portfolio ceases to qualify as a Regulated Investment Company under Subchapter M or fails to comply with the Section 817(h) diversification requirements specified in Article VI hereof, or if the Company reasonably believes that such Designated Portfolio may fail to so qualify or comply; or

        (g) at the option of any party to this Agreement, upon written notice to the other parties, upon another party's material breach of any provision of this Agreement; or

        (h) termination by either the Fund or the Underwriter by written notice to the Company, if either one or both of the Fund or the Underwriter respectively, shall determine, in their sole judgment exercised in good faith, that the Company has suffered a material adverse change in its business, operations, financial condition, or prospects since the date of this Agreement or is the subject of material adverse publicity; or

        (i) termination by the Company by written notice to the Fund and the Underwriter, if the Company shall determine, in its sole judgment exercised in good faith, that the Fund, the Adviser, or the Underwriter has suffered a material adverse change in its business, operations, financial condition or prospects since the date of this Agreement or is the subject of material adverse publicity.

        (j) at the option of the Company or the Fund upon receipt of any necessary regulatory approvals and/or the vote of the Contract owners having an interest in the Account (or any sub-account) to substitute the shares of another investment company for the corresponding Designated Portfolio's shares of the Fund in accordance with the terms of the Contracts for which those Designated Portfolio shares had been selected to serve as the underlying portfolio. The Company will give sixty (60) days' prior written notice to the Fund of the date of any proposed vote or other action taken to replace the Fund's shares or of the filing of any required regulatory approval(s); or

        (k) At the option of the Company or the Fund upon a determination by a majority of the Fund Board, or a majority of the disinterested Fund Board members, that an irreconcilable material conflict exists among the interests of: (1) all contract owners of variable insurance products of all separate accounts; or (2) the interests of the Participating Insurance Companies investing in the Fund as set forth in Article VII of this Agreement.

        10.2 NOTICE REQUIREMENT.

               (a) No termination of this Agreement will be effective unless and until the party terminating this Agreement gives prior written notice to all other parties of its intent to terminate, which notice will set forth the basis for the termination.

              (b) In the event that any termination of this Agreement is based upon the provisions of Article VII, such prior written notice will be given in advance of the effective date of termination as required by such provisions.

        10.3 EFFECT OF TERMINATION. Notwithstanding any termination of this Agreement, the Fund and the Underwriter shall, at the option of the Company, continue to make available additional shares of the Fund pursuant to the terms and conditions of this Agreement, for all Contracts in effect on the effective date of termination of this Agreement (hereinafter referred to as "Existing Contracts"). Specifically, without limitation, the owners of the Existing Contracts will be permitted to reallocate investments in the Fund, redeem investments in the Fund and/or invest in the Fund upon the making of additional purchase payments under the Existing Contracts. The parties agree that this
Section 10.3 shall not apply to any termination under Article VII and the effect of such Article VII termination shall be governed by Article VII of this Agreement.

        10.4 The Company shall not redeem Fund shares attributable to the Contracts (as opposed to Fund shares attributable to the Company's assets held in the Account) except (i) as necessary to implement Contract owner initiated or approved transactions, (ii) as permitted by state and/or federal laws or regulations or judicial or other legal precedent of general application (hereinafter referred to as a "Legally Permitted Redemption"), or (iii) pursuant to the terms of a substitution order issued by the SEC pursuant to Section 26(b) of the 1940 Act. Upon request, the Company will promptly furnish to the Fund and the Underwriter the opinion of counsel for the Company (which counsel shall be reasonably satisfactory to the Fund and the Underwriter) to the effect that any redemption pursuant to clause (ii) above is a Legally Permitted Redemption.

        10.5 Notwithstanding any termination of this Agreement, each party's obligation under Article VIII to indemnify the other parties shall survive. In addition, with respect to Existing Contracts, all provisions of this Agreement also will survive and not be affected by any termination of this Agreement.

 ARTICLE XI. NOTICES

        Any notice shall be sufficiently given when sent by registered or certified mail to the other party at the address of such party set forth below or at such other address as such party may from time to time specify in writing to the other party.

               If to the Fund:

                      T. Rowe Price Associates, Inc.
                      100 East Pratt Street
                      Baltimore, Maryland 21202
                      Attention: Henry H. Hopkins, Esq.

               If to the Company:

                      Fidelity and Guaranty Life Insurance
                      Company 100 I Fleet Street - 6th Floor
                      Baltimore, Maryland 21202
                      Attention: Securities Counsel: Ken Reitz

               If to Underwriter:

                      T. Rowe Price Investment Services
                      100 East Pratt Street
                      Baltimore, Maryland 21202
                      Attention: Henry H. Hopkins, Esq.

 ARTICLE XII. MISCELLANEOUS

        12.1 All references herein to the Fund are to each of the undersigned Funds as if this agreement were between such individual Fund and the Underwriter and the Company. All references herein to the Adviser relate solely to the Adviser of such individual Fund, as appropriate. All persons dealing with a Fund must look solely to the property of such Fund, and in the case of a series company, the respective Designated Portfolio listed on Schedule A hereto as though such Designated Portfolio had separately contracted with the Company and the Underwriter for the enforcement of any claims against the Fund.

        The parties agree that neither the Board, officers, agents or shareholders assume any personal liability or responsibility for obligations entered into by or on behalf of the Fund.

        12.2 Subject to the requirements of legal process and regulatory authority, each party hereto shall treat as confidential all information reasonably identified as confidential in writing by any party hereto and, except as permitted by this Agreement or as otherwise required by applicable law or regulation, shall not disclose, disseminate or utilize such other confidential information without the express written consent of the affected party until such time as it may come into the public domain. Notwithstanding anything to the contrary in this Agreement, in addition to and not in lieu of other provisions in this Agreement:

        (a) "Confidential Information" includes without limitation all information regarding the customers of the Company, the Fund, Adviser, Underwriter or any of their subsidiaries, affiliates or licensees; or the accounts, account numbers, names, addresses, social security numbers or any other personal identifier of such customers; or any information derived therefrom.

        (b) Neither the Company, the Fund, Adviser or Underwriter may disclose Confidential Information for any purpose other than to carry out the purpose for which Confidential Information was provided to the Company, the Fund, Adviser or Underwriter as set forth in this Agreement; and the Company, the Fund, Adviser and Underwriter agree to cause their employees, agents and representatives, or any other party to whom the Company, the Fund, Adviser or Underwriter may provide access to or disclose Confidential Information to limit the use and disclosure of Confidential Information to that purpose.

        (c) The Company, the Fund, Adviser and Underwriter agree to implement appropriate measures designed to ensure the security and confidentiality of Confidential Information, to protect such information against any anticipated threats or hazards to the security and integrity of such information, and to protect against unauthorized access to, or use of, Confidential Information that could result in substantial harm to any of the customers of the Company or any of its subsidiaries, affiliates or licensees; the Company, the Fund, Adviser and Underwriter further agree to cause all their respective agents, representatives or subcontractors, or any other party to whom they provide access to or disclose Confidential Information, to implement appropriate measures to meet the objectives set forth in this Section 12.2.

        12.3 The captions in this Agreement are included for convenience of reference only and in no way define or delineate any of the provisions hereof or otherwise affect their construction or effect.

        12.4 This Agreement may be executed simultaneously in two or more counterparts, each of which taken together shall constitute one and the same instrument.

        12.5 If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of the Agreement shall not be affected thereby.

        12.6 Each party hereto shall cooperate with each other party and all appropriate governmental authorities (including without limitation the SEC, the NASD, and state insurance regulators) and shall permit such authorities reasonable access to its books and records in connection with any investigation or inquiry relating to this Agreement or the transactions contemplated hereby. Notwithstanding the generality of the foregoing, each party hereto further agrees to furnish the Maryland Insurance Commissioner with any information or reports in connection with services provided under this Agreement which such Commissioner may request in order to ascertain whether the variable annuity operations of the Company are being conducted in a manner consistent with Maryland variable annuity laws and regulations and any other applicable law or regulations.

        12.7 The rights, remedies and obligations contained in this Agreement are cumulative and are in addition to any and all rights, remedies, and obligations, at law or in equity, which the parties hereto are entitled to under state and federal laws.

        12.8 This Agreement or any of the rights and obligations hereunder may not be assigned by any party without the prior written consent of all parties hereto.

        12.9 The Company shall furnish or cause to be furnished, to the Fund or its designee copies of the following reports at the request of the Fund:

        (a) the Company's annual statement (prepared under statutory accounting principles) and annual report (prepared under generally accepted accounting principles ("GAAP"), if any), as soon as practical and in any event within 90 days after the end of each fiscal year.

        (b) the Company's quarterly statements (statutory) (and GAAP, if any), as soon as practical and in any event within 45 days after the end of each quarterly period.

        12.10 Each party represents that the execution and delivery of this Agreement and the consummation of the transactions contemplated herein have been duly authorized by all necessary corporate or board action, as applicable, by such party and when so executed and delivered this Agreement will be the valid and binding obligation of such party enforceable in accordance with its terms.

        12.11 The schedules to this Agreement (each, a "Schedule," collectively, the "Schedules") form an integral part hereof and are incorporated herein by reference. The parties to this Agreement may agree in writing to amend the Schedules to this Agreement from time to time to reflect changes in or relating to the Contracts, the Accounts or the Designated Portfolios of the Fund or other applicable terms of this Agreement. References herein to any Schedule are to the Schedule then in effect, taking into account any amendments thereto.

        12.12 The parties have entered into or shall enter in to a Shareholder Information Agreement as required by Rule 22c-2 under 1940 Act in connection with the Contracts.

 This Agreement shall control with regard to the terms of the business relationship described in this Agreement. To the extent that the terms of the Shareholder Information Agreement conflict with the terms of this Agreement, the terms of the Shareholder Information Agreement shall control to the extent required by Rule 22c-2.


        IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed in its name and on its behalf by its duly authorized representative and its seal to be hereunder affixed hereto as of the date specified below.

COMPANY:                            OM FINANCIAL LIFE INSURANCE COMPANY
                                    By its authorized officer
                                    By:
                                            ------------------------------------
                                    Name:
                                            ------------------------------------
                                    Title:
                                            ------------------------------------
                                    Date:
                                            ------------------------------------

FUND:                               T. ROWE PRICE EQUITY SERIES, INC.
                                    By its authorized officer
                                    By:
                                            ------------------------------------
                                    Name:
                                            ------------------------------------
                                    Title:
                                            ------------------------------------
                                    Date:
                                            ------------------------------------

UNDERWRITER:                        T. ROWE PRICE INVESTMENT SERVICES, INC.
                                    By it's authorized officer
                                    By:
                                            ------------------------------------
                                    Name:          DARRELL N. BRAMAN
                                            ------------------------------------
                                    Title:         VICE PRESIDENT
                                            ------------------------------------
                                    Date:
                                            ------------------------------------

                                       SCHEDULE A


Name of Separate Account and           Contracts Funded by
DATE ESTABLISHED BY BOARD OF DIRECTORS SEPARATE ACCOUNT   DESIGNATED PORTFOLIOS
-------------------------------------- -----------------  ---------------------

Old Mutual Financial Network           Beacon Navigator   T. Rowe Price Equity
Separate Account VA                                         Series, Inc.
Established January 3, 2007                               T.Rowe Price Blue Chip
                                                            Growth Portfolio-II
                                                          T. Rowe Price Equity
                                                            Income Portfolio-II
                                                          T. Rowe Price
                                                            Health Sciences
                                                            Portfolio-II

                                   SCHEDULE B

 COMPENSATING CONTRACT OWNERS FOR LOSSES CAUSED BY PRICING ERROR. In the event the Underwriter provides a materially incorrect price for one of the Designated Portfolios, through no fault of the Company and such error results from causes reasonably within Underwriter's or its affiliate's control, and Underwriter adjusts shareholder accounts, Underwriter will adjust the account with the Designated Portfolio ("Designated Portfolio Account") on a net basis to correct the shares. If the Company adjusts the underlying Contract owner accounts, those Contract owner's accounts with gains shall be used to offset those Contract owner's accounts with losses, including those Contract owners who received underpaid distributions ("Contract owner Adjustments"). After the Contract owner Adjustments, the Company will identify those Contract owners who received distributions or made exchanges into other investment options during the time period affected by the incorrect price. The Company will then notify Underwriter of the amount of losses suffered as a result of (1) for an overstated price, Contract owners whose accounts had a loss that could not be offset by the overpayments (gains) made to Contract owners who took distributions; or (2) for an understated price, Contract owners who received underpaid distributions that could not be offset by gains in other Contract owner accounts; or (3) for exchanges into other investment options, Contract owners whose accounts had a loss due to the adjustment in the other investment option (caused by market fluctuation of the other investment option) and such loss cannot be offset by the gains received by Contract owners who exchanged into other investment options where such fluctuation caused a gain. Upon receipt of appropriate documentation verifying such losses, Underwriter shall reimburse the Designated Portfolio Account with the appropriate number of additional shares. Provided however, after the Contract owner Adjustments, the Company must make reasonable attempts to recover the overpayments made to those Contract owners who received distributions with a gain, but in no event in connection with payment of any death benefit. Should the Company fail to collect any such overpayments that exceeds $50,000, the Company agrees to subrogate its claim against such Contract owners to Underwriter, provided that before the Underwriter takes legal action to enforce its subrogation right it will obtain the Company's consent which consent shall not be unreasonably withheld. Any net gains calculated after Contract owner Adjustments will be returned by the Company to Underwriter.

COMPENSATING COMPANY FOR ITS EXPENSES INCURRED AS A RESULT OF A PRICING ERROR. Set forth below is the criteria that must be met before Underwriter will reimburse Company for expenses incurred due to pricing errors:

        o       Company must provide a full accounting of expenses;

        o       A $10,000 cap will be imposed on each occurrence;

        o Expenses may include payroll overtime, system fees, postage and stationery (if separate mailing is required); and

        o The Company must use its best efforts to mitigate all expenses which may be reimbursable.

                                            A-I